UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2010

China 3C Group
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road
HangZhou City, Zhejiang Province, China

(Address of Principal Executive Offices) (Zip Code)

086-0571-88381700
(Registrant’s telephone number, including area code)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kenneth Berents, Director of China 3C Group (the “Company”) resigned from his positions as Director and Chairman of the Audit Committee of the Board of Directors of the Company effective August 6, 2010.  There were no disagreements between Mr. Berents and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.  In connection with Mr. Berents’ resignation, the Company and Mr. Berents entered into a Separation and Release Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Separation and Release Agreement dated August 6, 2010 by and between China 3C Group and Kenneth Berents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA 3C GROUP

By:	/s/ Zhenggang Wang
Name:	Zhenggang Wang
Title:	Chief Executive Officer

Dated: August 12, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation and Release Agreement dated August 6, 2010 by and between China 3C Group and Kenneth Berents.